UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BEIGENE, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2025 Annual General Meeting of Shareholders to be held at 8:30 a.m. Cayman Islands time on May 21, 2025

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement, proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2024 are available online at https://ir.beigene.com/filings-financials/shareholder-meeting-materials-agm/.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 14, 2025 to facilitate timely delivery.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials, voting instructions and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this notice.

Persons who hold shares indirectly through a brokerage firm, bank or other financial institution, including ADS holders, must contact their brokerage firm, bank or other financial institution for voting purposes, as voting by mail is not available to non-registered holders.

To the Shareholders of BeiGene, Ltd.:

The 2025 Annual General Meeting of Shareholders of BeiGene, Ltd. (the “Company”) will be held on May 21, 2025, at 8:30 a.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands to consider and vote on the following matters:

1.     ordinary resolution: to re-elect Mr. Anthony C. Hooper to serve as a Class III director until the 2028 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

2.     ordinary resolution: to re-elect Mr. Ranjeev Krishana to serve as a Class III director until the 2028 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

3.     ordinary resolution: to re-elect Dr. Xiaodong Wang to serve as a Class III director until the 2028 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

4.     ordinary resolution: to re-elect Mr. Qingqing Yi to serve as a Class III director until the 2028 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

5.     ordinary resolution: to re-elect Ms. Shalini Sharp to serve as a Class II director until the 2027 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;

6.     ordinary resolution: to ratify the appointment of Ernst & Young LLP, Ernst & Young and Ernst & Young Hua Ming LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025;

7.     ordinary resolution: to authorize the Board of Directors to fix the auditors’ compensation for the fiscal year ending December 31, 2025;

8.     ordinary resolution: within the parameters of the HK Listing Rules, to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares (“ADSs”) (including any sale or transfer of treasury shares out of treasury) not exceeding 20% of the total number of issued shares of the Company (excluding treasury shares) as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in the Proxy Statement;

9.     ordinary resolution: within the parameters of the HK Listing Rules, to approve the granting of a share repurchase mandate to the Board of Directors to repurchase an amount of ordinary shares (excluding the Company’s ordinary shares listed on the STAR Market and traded in RMB (“RMB shares”)) and/or ADSs, not exceeding 10% of the total number of issued ordinary shares (excluding RMB shares and treasury shares) of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in the Proxy Statement;

10.   ordinary resolution: to authorize the Company and its underwriters, in their sole discretion, to allocate to Amgen Inc. (“Amgen”) up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Amgen, subject to the conditions described in the Proxy Statement;

11.   ordinary resolution: non-binding, advisory vote on the compensation of our named executive officers, as disclosed in the Proxy Statement;

12.   ordinary resolution: to approve the adjournment of the Annual Meeting by the chairman, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals described above; and

13.   to transact such other business as may properly come before the Annual Meeting.

The Board of Directors recommends you vote FOR each director nominee and FOR each of the other resolutions.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our shareholders via the Internet.

Materials for this meeting may be requested by one of the following methods:

To view your proxy materials online, please go to https://ir.beigene.com/filings-financials/shareholder-meeting-materials-agm/.

To request proxy materials by telephone, please call +1 (877) 828-5568.

To request proxy materials by email, please send an email to ir@beigene.com.

The 2025 Annual General Meeting of Shareholders (the “Annual Meeting”) of BeiGene, Ltd. (the “Company”) will be held on May 21, 2025, at 8:30 a.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Only persons holding shares as of March 26, 2025 can attend and vote at the Annual Meeting. Instructions on how to attend and vote your shares are contained in the proxy statement in the section titled “General Information.”

The FOLLOWING PROXY MATERIALS ARE AVAILABLE TO YOU FOR REVIEW AT: HTTPS://IR.BEIGENE.COM/FILINGS-FINANCIALS/SHAREHOLDER-MEETING-MATERIALS-AGM/.

• Proxy Statement

• Proxy Card

• Annual Report on Form 10-K for the fiscal year ended December 31, 2024

Requesting a Paper Copy of the Proxy Materials

By telephone: +1 (877) 828-5568

By e-mail: ir@beigene.com